CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 15, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of the Light Revolution Fund, Inc., which is also incorporated by reference into the Registration
Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration
Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 11, 2000